UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 18, 2013, Sherwin-Williams Canada Inc. (“SW Canada”), a wholly-owned subsidiary of The Sherwin-Williams Company (“Sherwin-Williams”), entered into a First Amendment Agreement (the “First Amendment”) by and among SW Canada, as borrower, Sherwin-Williams, as guarantor, the lenders party thereto, KeyBank National Association (“KeyBank”), as joint lead arranger, sole book runner and administrative agent, PNC Bank, National Association (“PNC Bank”), as joint lead arranger and syndication agent, and Royal Bank of Canada (“RBC”), as joint lead arranger and documentation agent. The First Amendment amends the Credit Agreement, dated as of June 29, 2012 (the “Canadian Credit Agreement”), by and among SW Canada, as borrower, Sherwin-Williams, as guarantor, the lenders party thereto, KeyBank, as joint lead arranger, sole book runner and administrative agent, and PNC Bank, as joint lead arranger and syndication agent.

The primary purpose of the First Amendment is to increase the amount available for borrowing by CAD 75 million up to an aggregate availability of CAD 150 million. SW Canada may increase the size of the facility, subject to the discretion of each lender to participate in such increase or new commitments from additional financial institutions, up to an aggregate amount not to exceed CAD 200 million. The First Amendment extends the maturity date of the facility to March 17, 2018 subject to the right of SW Canada to request the lenders to extend the maturity date of the facility for two additional periods of one year each. The First Amendment also adds RBC as joint lead arranger and documentation agent.

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for Sherwin-Williams and its subsidiaries various commercial banking, investment banking, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the First Amendment is incorporated by reference into this Item 2.03. As of the date of this Current Report, SW Canada had no outstanding borrowings under the Canadian Credit Agreement, as amended by the First Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

4	First Amendment Agreement, dated as of March 18, 2013, among Sherwin-Williams Canada Inc., as borrower, The Sherwin-Williams Company, as guarantor, the lenders party thereto, KeyBank National Association, as joint lead arranger, sole book runner and administrative agent, PNC Bank, National Association, as joint lead arranger and syndication agent, and Royal Bank of Canada, as joint lead arranger and documentation agent (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

March 20, 2013	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4	First Amendment Agreement, dated as of March 18, 2013, among Sherwin-Williams Canada Inc., as borrower, The Sherwin-Williams Company, as guarantor, the lenders party thereto, KeyBank National Association, as joint lead arranger, sole book runner and administrative agent, PNC Bank, National Association, as joint lead arranger and syndication agent, and Royal Bank of Canada, as joint lead arranger and documentation agent (filed herewith).

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